UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, BrightView Holdings, Inc. (the “Company”) granted retention awards (the “Retention Awards”) to a group of key employees, including Brett Urban, Chief Financial Officer, Jonathan Gottsegen, Executive Vice President, Chief Legal Officer and Corporate Secretary, and Amanda Orders, Chief Human Resources Officer. Each Retention Award to these three executive officers is provided part as a cash award opportunity (25% for Mr. Urban and Ms. Orders and 32% for Mr. Gottsegen) and part as an award of restricted stock units (“RSUs”) under the Company’s 2018 Omnibus Incentive Plan (75% for Mr. Urban and Ms. Orders and 68% for Mr. Gottsegen), with the number of underlying shares determined based on the closing price of the Company’s common stock on June 1, 2023. The aggregate amount of the Retention Awards are as follows: Mr. Urban, $500,000; Mr. Gottsegen, $250,000; and Ms. Orders, $500,000. The Compensation Committee of the Company’s Board of Directors believes the Retention Awards serve stockholder interests by encouraging retention of key management during the search for, and transition to, a new Chief Executive Officer, as described in Item 5.02 of the Company’s Form 8-K filed on May 4, 2023.

Each Retention Award becomes vested in two equal installments on June 1, 2024 and December 1, 2024, subject to the executive’s continued employment with the Company through each vesting date. Any unvested portion of the Retention Award vests in full upon the executive’s termination of employment with the Company due to the executive’s death or “Disability” (defined consistently with annual RSU awards) or by action of the Company without “Cause” (as defined in the Company’s 2018 Omnibus Incentive Plan). The unvested portion of the Retention Award will also vest in full upon a change in control of the Company only if the Retention Award is not assumed or replaced in connection with the change in control transaction (consistent with the treatment of annual RSU awards).

The above summary of the terms of the Retention Awards does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Retention Award, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: June 5, 2023	By:	/s/ Jonathan M. Gottsegen
Jonathan M. Gottsegen
Executive Vice President, Chief Legal Officer and Corporate Secretary